Exhibit 3.5

AMENDMENT NO. 1 TO LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of June 15, 2010, amends the Limited Partnership Agreement of Genzyme Therapeutic Products Limited Partnership (the “Original Agreement”), dated as of July 1, 2006, by and between Genzyme Therapeutic Products Corporation, a Massachusetts corporation (“GTPC”), and Genzyme Corporation, a Massachusetts corporation (collectively, the “Partners”).  Each capitalized term used but not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Original Agreement.

RECITALS

WHEREAS, the Partners have entered into the Original Agreement; and

WHEREAS, the Partners desire to amend the Original Agreement as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, the parties hereto agree as follows:

1.             Amendments.  Section 1.8(a) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

(a)           “Act” shall mean the Massachusetts Uniform Limited Partnership Act (Mass. Gen. L. ch. 109, § 1 et seq.), as amended from time to time.

2.             Miscellaneous.  The provisions of Sections 8.7 (Governing Law) and 8.8 (Counterparts) of the Original Agreement shall apply mutatis mutandis to this Amendment.

3.             No Further Amendment.  Except as amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Partners have executed and delivered this Amendment as of the date first above written.

GENZYME THERAPEUTIC PRODUCTS CORPORATION,

as General Partner

By:	/s/ Peter Wirth
	Name:	Peter Wirth
	Title:	Secretary and Director

GENZYME CORPORATION,

as Limited Partner

By:	/s/ Michael S. Wyzga
	Name:	Michael S. Wyzga
	Title:	Executive Vice President, Finance and
Chief Financial Officer

[Signature Page to Amendment No. 1 to Limited Partnership Agreement]